Exhibit 99.1

Determine Announces First Quarter Fiscal 2019 Financial Results

Sales Pipeline Activity and Expanding Focus on Customer Success and Advocacy Demonstrate Demand for Determine Cloud Platform Technology

CARMEL, IN – August 9, 2018 – Determine, Inc. (NASDAQ: DTRM), a pioneering leader in global Source-to-Pay and Enterprise Contract Lifecycle Management (ECLM) Cloud Platform solutions, announced financial results for its first quarter ended June 30th, 2018.

Q1 FY2019 GAAP Financial Highlights:

●

GAAP Revenue was $6.0 million in Q1 FY2019, compared to $6.8 million in Q4 FY18, representing a 10.9% decrease quarter-over-quarter, and compared to $7.0 million in Q1 FY2018 GAAP revenue, representing a 13.6% decrease year-over-year.

●

GAAP gross profit percentage was 43.5% in Q1 FY2019, compared to 49.4% in Q4 FY2018, representing a 5.9 point decrease quarter-over-quarter, and compared to 52.7% in Q1 FY2018, representing a 9.2 point decrease year-over-year.

●	Deferred revenues decreased to $9.3 million in Q1 FY2019 from $9.6 million in Q4 FY2018.

●

GAAP net loss was $4.1 million or $0.27 per share in Q1 FY2019, compared to $2.8 million or $0.19 per share in Q4 FY2018, representing an additional loss of $0.08 per share quarter-over-quarter; in Q1 FY2018 the GAAP net loss was $2.1 million or $0.17 per share.

(in thousands, except per share amounts)
GAAP Financial Measures	Q1	Q4	Q1	Change		Change
	FY 2019	FY 2018	FY 2018	Q/Q		Y/Y
Revenue - total	$6,040	$6,776	$6,988	(10.9%	)	(13.6%	)
Revenue - recurring	$5,251	$5,467	$5,300	(4.0%	)	(0.9%	)
Revenue - non-recurring	$789	$1,309	$1,688	(39.7%	)	(53.3%	)
Gross profit - total	$2,627	$3,344	$3,685	(21.4%	)	(28.7%	)
Gross profit - recurring	$3,145	$3,378	$3,514	(6.9%	)	(10.5%	)
Gross (loss)/profit - non-recurring	$(518)	$(34)	$171	1423.5%		402.9%
Gross margin - total	43.5%	49.4%	52.7%	(5.9 pts)		(9.2 pts)
Gross margin - recurring	59.9%	61.8%	66.3%	(1.9 pts)		(6.4 pts)
Gross margin - non recurring	(65.7% )	(2.6% )	10.1%	(63.1 pts)		(75.8 pts)
Net loss	$(4,069)	$(2,822)	$(2,110)	44.2%		92.8%
EPS	$(0.27)	$(0.19)	$(0.17)	$(0.08)		$(0.10)

Q1 FY2019 Non-GAAP Financial Highlights:

●

Non-GAAP revenue was $6.0 million in Q1 FY2019, compared to $6.8 million in Q4 FY2018, representing a 10.9% decrease quarter-over-quarter, and compared to $7.0 million in Q1 FY2018, representing a 13.6% decrease year-over-year.

●

Non-GAAP gross profit percentage was 48.5% in Q1 FY2019, compared to 53.5% in Q4 FY2018, representing a 5.0% decrease quarter-over-quarter, and 57.3% in Q1 FY2018, representing a 8.8% decrease year-over-year.

●

Non-GAAP net loss was $2.9 million or $0.20 per share in Q1 FY2019, compared to a net loss of $1.7 million or $0.12 per share in Q4 FY2018, representing a $0.08 additional loss per share quarter-over-quarter. Q1 FY2018 had a non-GAAP net loss of $1.0 million or $0.08 per share, representing a $0.12 additional loss per share year-over-year.

●	Billings decreased 15.2% to $5.7 million in Q1 FY2019 from $6.8 million in Q1 FY2018. Billings, a non-GAAP measure, are defined as revenue plus the change in deferred revenues.

●	Non-GAAP EBITDA was a $2.0 million loss in Q1 FY2019, compared to a loss of $0.2 million in Q1 FY2018, representing a decrease of $1.8 million year-over-year.

(in thousands, except per share amounts)
Non-GAAP Financial Measures	Q1	Q4	Q1	Change		Change
	FY 2019	FY 2018	FY 2018	Q/Q		Y/Y
Revenue - total	$6,040	$6,776	$6,988	(10.9%	)	(13.6%	)
Revenue - recurring	$5,251	$5,467	$5,300	(4.0%	)	(0.9%	)
Revenue - non-recurring	$789	$1,309	$1,688	(39.7%	)	(53.3%	)
Gross profit - total	$2,929	$3,626	$4,003	(19.2%	)	(26.8%	)
Gross profit - recurring	$3,434	$3,646	$3,813	(5.8%	)	(9.9%	)
Gross (loss)/profit - non-recurring	$(505)	$(20)	$190	2425.0%		(365.8%	)
Gross margin - total	48.5%	53.5%	57.3%	(5.0 pts)		(8.8 pts)
Gross margin - recurring	65.4%	66.7%	71.9%	(1.3 pts)		(6.5 pts)
Gross margin - non recurring	(64.0% )	(1.5% )	11.3%	(62.4 pts)		(75.3 pts)
Net loss	$(2,944)	$(1,726)	$(952)	70.6%		209.2%
EPS	$(0.20)	$(0.12)	$(0.08)	$(0.08)		$(0.12)
Billings	$5,743	$5,991	$6,772	(4.1%	)	(15.2%	)

“Our first quarter has been aggressively focused on further executing on our customer advocacy strategy, expanding and leveraging our partnership alliances, and pursuing our ideal target customer profile to fill our lead pipeline. The many customers across industries who brought their success stories to our Washington, DC and London User Group events were excited to share their Determine experiences and best practices, as well as test drive the advanced innovations on the Determine Cloud Platform and preview the new Determine CLM Salesforce App on Salesforce.com. Many of those customers are part of the growing roster of companies migrating to our source-to-pay and contract management cloud platform in order to expand their relationship with us and accelerate their business initiatives. Our partnerships through the DetermineAlliance Partner Program are also expanding and increasing in importance; we have built a robust pipeline of late-stage opportunities in just the past 120 days. Our pipeline has never been stronger or growing at a faster clip in both the US and Europe. Now we look forward to converting those highly-qualified opportunities into customer relationships that deliver meaningful recurring revenue growth in the coming quarters. We are very pleased to have an additional $2.0 million in borrowing capacity which has already been secured during the first part of Q2 FY2019. We plan to access such capital, as needed, to assist in optimizing our channel mix and growing our pipeline. Our continued aim is to deliver the Determine message to prospects who are looking to derive bottom-line value from best in class Source-to-Pay or Enterprise Contract Management solutions.”

— Patrick Stakenas, President and CEO and Director, Determine, Inc.

Determine Business Highlights:

●

Determine Secures Additional $2.0 million in Financing: The $2.0 million is in the form of a credit line through Western Alliance Bank. It was secured in early Q2 FY2019 and is guaranteed by entities under the control of Neil Subin, a significant stockholder. The financing will be leveraged by Determine for ongoing business needs as it continues to aggressively pursue its strategy of organic growth through enhanced marketing and sales focus, a strengthening pipeline, and more engaged customer relationships.

●

Determine Cloud Platform Solutions Sweep Across Spend Matters SolutionMapsSM: The Determine Cloud Platform was recognized in seven of the Spend Matters SolutionMapSM vendor comparison rankings, expanding its scoring and impressively maintaining its Value Leader ranking in E-Procurement.

●

Industry Leader, Determine, Inc., Has Been Named to Spend Matters 50 Providers to Know for the Fourth Consecutive Year: 50 Providers to Know lists highlight firms that continue to lead the charge on new procurement technologies and services. They are the result of deep analysis and corroboration among all Spend Matters analysts and reflect the publication’s unbiased, independent view of the organizations to know and watch.

●

Q1 FY2019 Customer Announcements: During Q1 FY2019, Determine announced new customer accounts in the US and Europe across its Determine Cloud Platform Source-to-Pay and Enterprise Contract Lifecycle Management solutions, in key verticals including financial, retail and healthcare/life sciences, among others.

○

OVH Group Selects Determine Source-to-Pay Cloud Platform for its Responsiveness to Solving Business Challenges: OVH, the world’s third largest Internet hosting company, chooses the industry-leading Determine Cloud Platform Cloud to manage purchases, suppliers and contracts.

○

From Advocates to Evangelists — Determine, Inc. Drives Customer Success Through New Customer Advocacy Program: Newly launched program maps replicable approach, tracks real cost savings and outlines path to strategic customer success.

○

Source-to-Pay Pioneer Determine, Inc. Teams Up with Leading Customers to Drive Satisfaction Through Innovation and Insights at Annual East Region User Group: The company holds its fourth significant User Group of the year in Washington, DC, along with conferences in Paris, France, London, UK and Laguna Beach, California.

●

Annualized Bookings: In Q1 FY2019, the revenue team delivered approximately $546K in annualized bookings. Media, Technology, Cloud Computing and Insurance were particularly standout industry verticals.

●

Determine Continues Thought Leadership: In Q1 FY2019, Determine continued to provide meaningful educational resources to inform customers and prospects on the ever-changing Source-to-Pay and Enterprise Contract Lifecycle Management landscape:

○

Determine, Inc. and Ardent Partners Present a Live Webinar — CPO Rising 2018: Increasing Intelligence with Smarter Platforms: Julien Nadaud, Chief Product Officer, and Andrew Bartolini of Ardent Partners revealed the CPO Rising 2018: The Age of Intelligence report, and technology strategies of leading CPOs.

○

Industry-Leading Source-To-Pay Provider, Determine, Inc., Showcases Artificial Intelligence Innovation at the World Procurement Congress in London: Julien Nadaud, participates in a panel discussion on the impact of Artificial Intelligence (AI) on Source-to-Pay automation.

○

Source-to-Pay Industry Visionary Determine, Inc. and Ardent Partners Present a Live Webinar — CPO Rising 2018: The Age of Intelligence: Determine’s Kevin Turner, SVP Customer Success, and Ardent’s Andrew Bartolini reveal the insights of 320 global CPOs in this landmark research presentation.

○

Determine, Inc., a Top-Ranked Source-to-Pay Innovator, Puts State-of-the-Art Cloud Platform on Display at ISM2018: ISM2018 is the most important event on the calendar for supplier management, sourcing and procurement professionals to network, learn and see the latest in source-to-pay technology advances.

○

Source-to-Pay Leader Determine, Inc. Highlights the Future of e-Procurement at ProcureCon Canada: Julien Nadaud presented Smart Interconnected Platforms and the Future of e-Procurement at this premier event for senior professionals across industries.

○

Determine, Inc. President, CEO and Director Patrick Stakenas Featured in Nationwide Campaign by Business Rockstars: Business Rockstars, the biggest platform for entrepreneurs, highlights the advice and accomplishments of Determine’s source-to-pay visionary in markets across the US.

○

Determine, Inc. Showcases Contract Management Innovation at Corporate Counsel and Compliance Exchange in London, UK: CCCE brings together 80 leading General Counsel and Chief Compliance Officers focused on finding solutions and strategies to the highest priority challenges of legal departments.

Conference Call and Webcast: Thursday, August 9, 2018 at 5:00 PM (Eastern Time)

Participant Conference Call Numbers:

Toll-Free: 1-877-407-0789

Toll/International: 1-201-689-8562

Participant Webcast Link: http://public.viavid.com/index.php?id=130716

Replay Dial-in Information:

Toll-Free: 1-844-512-2921

Toll/International: 1-412-317-6671

From:  08/09/18 @ 8:00 pm Eastern Time

To:    08/16/18 @ 11:59 pm Eastern Time

Replay Pin Number:13681976

Related: http://investor.determine.com

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP revenue, non-GAAP gross profit, non-GAAP net income and non-GAAP earnings per share, which we believe are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “GAAP to Non-GAAP Reconciliations”. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The difference between GAAP and non-GAAP gross profit is the elimination of the amortization of acquisition related intangibles, stock based compensation and severance expense from the costs of revenue. Non-GAAP net loss excludes the non-GAAP gross profit items as well as acquisition related costs.

Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods; as such, we believe it is useful for investors to understand the effects of these items on our total operations. Further, please note that our non-GAAP revenue is intended to reflect the full amount of revenues that would have been otherwise recorded by the acquired entities of Iasta and b-pack, while our non-GAAP gross profit also excludes the amortization of intangibles that occurred due to the acquisition of the entities of Iasta and b-pack.

Annualized Bookings is an operating measure not derived from the company’s revenues or any other amounts presented in accordance with GAAP in the company’s statement of income, balance sheet or statement of cash flows or other equivalent statements.

Forward-looking Statements

Certain statements in this release and elsewhere by Determine are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding business outlook, assessment of market conditions, anticipated financial and operating results, strategies, product and channel development, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to fluctuations in demand for Determine’s products and services, risks of losing key personnel or customers, protection of the company’s intellectual property and government policies and regulations, including, but not limited to those affecting the company’s industry. Determine undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the company can be found in the company’s most recent Form 10-K as filed by the company with the Securities and Exchange Commission.

Supporting Resources

Determine blog

Determine on LinkedIn

Determine on Twitter

Determine Resources

About Determine, Inc.

Determine, Inc. (NASDAQ: DTRM) is a leading global provider of SaaS Source-to-Pay and Enterprise Contract Lifecycle Management (ECLM) solutions. The Determine Cloud Platform provides procurement, legal and finance professionals analytics of their supplier, contract and financial performance. Our technologies empower customers to drive new revenue, identify savings, improve compliance and mitigate risk.

The Determine Cloud Platform seamlessly integrates with major ERP or third-party systems such as SAP, Oracle, Sage, QAD and Microsoft. Modular solutions can be configured to add more as needed to provide additional value beyond spend management. Our unified master database and business process approach empower users at every level to make more informed and smarter decisions.

For more information, please visit: www.determine.com.

Contact

Media Relations:

Mike Mitchell

Determine, Inc.

+1.650.532.1590

pr@determine.com

Determine, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30, 2018	June 30, 2017

Revenues:
Recurring revenues	$5,251	$5,300
Non-recurring revenues	789	$1,688
Total revenues	6,040	6,988

Cost of revenues:
Cost of recurring revenues	2,106	1,786
Cost of non-recurring revenues	1,307	1,517
Total cost of revenues	3,413	3,303

Gross profit (loss):
Recurring gross profit	3,145	3,514
Non-recurring (loss) profit	(518)	171
Total gross profit	2,627	3,685

Operating expenses:
Research and development	1,176	1,066
Sales and marketing	3,091	2,496
General and administrative	2,005	2,072
Total operating expenses	6,272	5,634

Loss from operations	(3,645)	(1,949)

Other expense, net	(336)	(178)
Net loss before income tax	(3,981)	(2,127)

(Provision for) benefit from income taxes	(88)	17
Net loss	$(4,069)	$(2,110)

Basic and diluted net loss per share	$(0.27)	$(0.17)

Determine, Inc.
GAAP to Non-GAAP Reconciliations
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2018	June 30, 2017
Reconciliation of total revenue:
U.S. GAAP as reported	$6,040	$6,988
Non-GAAP revenue	$6,040	$6,988

Reconciliation of gross profit:
U.S. GAAP as reported	$2,627	$3,685
Adjustments:
Amortizaton of acquisition	252	252
Stock based compensation	42	28
Severance	8	38
Non-GAAP gross profit	$2,929	$4,003

Reconciliation to non-GAAP net loss:
Net loss	$(4,069)	$(2,110)
Stock-based compensation expense	543	586
Amortization on intangibles	537	531
Severance costs	45	41
Non-GAAP net loss	$(2,944)	$(952)

Non-GAAP basic and diluted net loss per share	$(0.20)	$(0.08)

Weighted-average shares of common stock used in computing basic and diluted net loss per share attributible to common shareholders	15,077	12,249

Determine, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2018	June 30, 2017
Statements of comprehensive loss:
Consolidated net loss	$(4,069)	$(2,110)
Foreign currency translation adjustments, net	(397)	311
Other comprehensive loss	-	(114)
Comprehensive loss	$(4,466)	$(1,913)

Determine, Inc.
Condensed Consolidated Balance Sheets
(In thousands)

	June 30,	March 31,
	2018	2018
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$6,156	$9,928
Accounts receivable, net of allowance for doubtful accounts	6,278	6,605
Restricted cash	26	28
Prepaid expenses and other current assets	1,544	1,542
Total current assets	14,004	18,103

Property and equipment, net	121	90
Capitalized software development costs, net	3,320	2,994
Goodwill	15,052	15,458
Other intangibles, net	3,361	3,952
Other assets	1,589	1,467
Total assets	$37,447	$42,064

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Credit facility	$10,973	$12,128
Accounts payable	2,479	2,371
Accrued payroll and related liabilities	2,062	1,986
Other accrued liabilities	2,313	2,239
Deferred revenue	9,247	9,487
Income tax payable	50	48
Total current liabilities	27,124	28,259

Long-term deferred revenue	27	84
Convertible note, net of debt discount	7,696	7,475
Other long-term liabilities	1,582	1,306
Total liabilities	36,429	37,124

Total stockholders' equity	1,018	4,940
Total liabilities and stockholders' equity	$37,447	$42,064

Determine, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2018	June 30, 2017

Operating activities
Net loss	$(4,069)	$(2,110)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:

Depreciation and amortization	1,049	971
Stock-based compensation expense	543	586
Interest expense paid in kind as convertible note debt	221	219
Income tax expense (benefit)	88	(17)
Unrealized currency translation losses (gains)	176	(252)
Changes in assets and liabilities:
Accounts receivable, net	327	354
Prepaid expenses and other current assets	(2)	103
Other assets	(233)	228
Accounts payable	108	(482)
Accrued payroll and related liabilities	76	243
Other accrued liabilities and other long-term liabilities	350	413
Deferred revenue	(297)	(216)
Net cash (used in) provided by operating activities	(1,663)	40

Investing activities
Purchase of property and equipment	(44)	(7)
Capitalized software development costs, net	(818)	(569)
Net cash used in investing activities	(862)	(576)

Financing activities
Credit facility borrowing	10,828	-
Credit facility payment	(11,983)	-
Proceeds from issuance of stock, net of issuance costs	-	4,909
Net employee withholding taxes paid in connection to issuance of restricted stock	(6)	(24)
Repayment of loan	-	(44)
Proceeds from exercise of stock options	-	1
Net cash (used in) provided by financing activities	(1,161)	4,842

Effect of exchange rate changes on cash	(88)	(87)

Net (decrease) increase in cash and cash equivalents	(3,774)	4,219
Cash and cash equivalents at beginning of the period	9,956	9,463
Cash and cash equivalents at end of the period	$6,182	$13,682

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets:
Cash and cash equivalents	$6,156	$13,656
Restricted cash	26	26
Total cash, cash equivalents and restricted cash	$6,182	$13,682

Determine, Inc.
Billings Reconciliation
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2018	June 30, 2017

Total revenues	$6,040	$6,988
Deferred revenue:
End of period	9,274	9,864
Beginning of period	9,571	10,080
Change in deferred revenue	(297)	(216)
Total billings (total revenues plus the change in deferred revenue)	$5,743	$6,772

Determine, Inc.
Non-GAAP EBITDA Reconciliation
(In thousands)
(unaudited)

	Three Months Ended
	June 30, 2018	June 30, 2017
Reconciliation to non-GAAP EBITDA net loss:
Non-GAAP net loss	$(2,944)	$(952)
Interest	335	439
Depreciation	505	348
Income tax expense (benefit)	88	(17)
Non-GAAP EBITDA net loss	$(2,016)	$(182)